UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2017

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192
333-173665	LG&E and KU Energy LLC (Exact name of Registrant as specified in its charter) (Kentucky) 220 West Main Street Louisville, KY 40202-1377 (502) 627-2000	20-0523163
1-2893	Louisville Gas and Electric Company (Exact name of Registrant as specified in its charter) (Kentucky) 220 West Main Street Louisville, KY 40202-1377 (502) 627-2000	61-0264150
1-3464	Kentucky Utilities Company (Exact name of Registrant as specified in its charter) (Kentucky and Virginia) One Quality Street Lexington, KY 40507-1462 (502) 627-2000	61-0247570

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405) or Rule 12b-2 under the Exchange Act (§240.12b-2).

[ ]	PPL Corporation
[ ]	LG&E and KU Energy LLC
[ ] [ ]	Louisville Gas and Electric Company Kentucky Utilities Company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

[ ]	PPL Corporation
[ ]	LG&E and KU Energy LLC
[ ] [ ]	Louisville Gas and Electric Company Kentucky Utilities Company

Section 8 - Other Events
Item 8.01 Other Events
On June 22, 2017, Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU" and, together with LG&E, the "Companies") issued a press release announcing the Kentucky Public Service Commission ("KPSC") orders approving, with certain modifications, the unanimous settlement agreements in the Companies' rate increase proceedings. The settlement agreements were previously announced on April 19, 2017. The rate changes become effective on July 1, 2017.

The KPSC order provides for increases of $56 million and $51 million, respectively, in the annual revenue requirement associated with LG&E and KU base electric rates and $7 million in the annual revenue requirement associated with LG&E base gas rates. The KPSC established an authorized return on equity for base rates and the gas line tracker mechanism of 9.70% for all three rate bases. The order represents increases of approximately 5%, 3% and 2%, respectively, in LG&E and KU base electric and LG&E gas annual revenue requirements.

Consistent with the proposed settlement, the order approved the Companies' requests for Certificates of Public Convenience and Necessity ("CPCN") for certain substation automation and approved the Companies' agreement to withdraw their request for a CPCN for full deployment of advanced meters and form a collaborative group to study such project. In addition, a CPCN was issued for the construction of a new gas pipeline in Bullitt County.

The KPSC's order represents reductions of approximately $3 million, $4 million and $1 million, respectively, in LG&E and KU electric and LG&E gas annual revenue requirements from the terms proposed in the settlement (including a reduction of 0.05% in authorized return on equity). The KPSC order also modified the settlement to provide for the increase in the residential monthly basic electric service charge to occur in one step when new rates become effective, rather than occurring over two years.

The order is subject to standard rehearing or appeal rights of the parties, if exercised. The Companies are currently reviewing the KPSC order.

A copy of the Companies' press release is filed as Exhibit 99.1 hereto.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

99.1 -	Press release, dated June 22, 2017, of Louisville Gas and Electric Company and Kentucky Utilities Company

Statements in this report regarding future events and their timing, including the Companies' future rates, rate mechanisms or returns on equity, as well as statements as to future costs or expenses, regulation, corporate strategy and performance, are "forward-looking statements" within the meaning of the federal securities laws.  Although the Companies believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements.  The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: subsequent phases of rate proceedings and regulatory cost recovery; market demand and prices for electricity or gas; political, regulatory or economic conditions in states and regions where the Companies conduct business; and the progress of actual construction, purchase or installation of assets or operations subject to tracker mechanisms.  Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL

Corporation's, LG&E and KU Energy LLC’s and the Companies' Form 10-K and other reports on file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller
LG&E AND KU ENERGY LLC

By:	/s/ Gerald A. Reynolds
Gerald A. Reynolds General Counsel, Chief Compliance Officer and Corporate Secretary

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ Gerald A. Reynolds
Gerald A. Reynolds General Counsel, Chief Compliance Officer and Corporate Secretary
KENTUCKY UTILITIES COMPANY

By:	/s/ Gerald A. Reynolds
Gerald A. Reynolds General Counsel, Chief Compliance Officer and Corporate Secretary

Dated:  June 26, 2017